Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of June 6, 2023, is made by and between Target Global Acquisition I Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of December 8, 2021 (the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, following the closing of the Company’s initial public offering of 21,489,658 units, including the subsequent exercise of the underwriters’ over-allotment option (the “Offering”), and concurrent sales of an aggregate of 7,063,909 private placement warrants, which includes the additional private sale conducted in connection with the subsequent exercise of the underwriters’ over-allotment option, to Target Global Sponsor Ltd. (the “Private Placement Warrants”), as of December 29, 2021, a total of $219,194,512 of the net proceeds from the Offering and the sale of the Private Placement Warrants was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest earned on the invested funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) (x) upon receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) the later of (1) 18 months after the closing of the Offering and (2) such later date upon an Extension effectuated pursuant to the terms of the Trust Agreement;

WHEREAS, Section 6(c) of the Trust Agreement provides that the Trust Agreement may only be amended by a writing signed by each of the Company and the Trustee with the affirmative vote of sixty-five percent (65%) of the then-outstanding shares of the Ordinary Shares and the Company’s Class B Ordinary Shares; and

WHEREAS, at a meeting of the shareholders of the Company held on June 2, 2023 (the “Meeting”), at least sixty-five percent (65%) of the then-outstanding shares of the Ordinary Shares and the Company’s Class B Ordinary Shares have voted to approve this Amendment Agreement;

WHEREAS, at the Meeting, the shareholders of the Company also voted to approve the second amendment and restatement of the Company’s memorandum and articles of association (as so amended and restated, the “Restated Articles”); and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Trust Agreement. (a) Effective as of the execution hereof, the fourth recital of the

Trust Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 21 month period following the closing of the Offering, the Company may, by resolution of the Board (as defined below), if requested by the Sponsor (as defined below), and upon two calendar days’ advance notice prior to the Applicable Deadline (as defined below), extend the date by which the Company has to consummate a Business Combination (the “Termination Date”) up to six times with each extension being one month (each, an “Extension”, and each extended Termination Date, an “Applicable Deadline”) for up to a maximum of six months in the aggregate, subject to the Company’s sponsor Target Global Sponsor Ltd. (the “Sponsor”), its affiliates or designees depositing into the Trust Account, with respect to each Extension, an amount equal to the lesser of (x) $90,000 or (y) $0.028 per public share multiplied by the number of public shares outstanding, no later than one business day following the public announcement by the Company disclosing that the Company’s board of directors has determined to extend the Termination Date for an additional month;”

(b) Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary

or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Underwriters, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and, in the case of Exhibit B, less up to $100,000 of interest income to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 21 months after the closing of the Offering and (2) such later date upon an Extension effectuated pursuant to the terms hereof if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date”;

(c) Effective as of the execution hereof, Section 1(l) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(l) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least two calendar days prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, follow the instructions set forth in the Extension Letter; and”

(d) Effective as of the execution hereof, Section 6(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Target Global Acquisition I Corp.

PO Box 10176, Governor’s Square,

23 Lime Tree Bay Avenue,

Grand Cayman KY1-1002

Attn: Shmuel Chafets

in each case, with copies to:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

United Kingdom

Attn: Leo Borchardt, Esq.

Email: leo.borchardt@davispolk.com

and

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: ECM Syndicate

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attn: Gregg A. Noel, Esq.

Email: gregg.noel@skadden.com.”

(e) Effective as of the execution hereof, Exhibit A of the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of , 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with ______________ (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date (or such shorter period as you may agree) of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Underwriters (with respect to the Deferred Discount)).

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”), and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, Chief Financial Officer, Co- Executive Chairman or Vice Chairman, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) a joint written instruction signed by the Company and the Underwriters with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public shareholders who have properly exercised their redemption rights and payment of the Deferred Discount directly to the account or accounts directed by the Underwriters from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such notice as soon thereafter as possible.

Very truly yours, Target Global Acquisition I Corp.

By:
Name:
Title:

Agreed and acknowledged by: UBS Securities LLC

By:
Name:
Title:

(f) Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                     , 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Shareholders. The Company has selected ____________ 1 as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours, Target Global Acquisition I Corp.

By:
Name:
Title:

cc: UBS Securities LLC”

(g) Effective as of the execution hereof, Exhibit C of the Trust Agreement is hereby amended and restated in its entirety as follows:

____________________

1 21 months from the closing of the Offering, or at a later date, if extended.”

“EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account -Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of             , 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company                     of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours, Target Global Acquisition I Corp.

By:
Name:
Title:

cc: UBS Securities LLC”

(h) Effective as of the execution hereof, Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account—Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of            , 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders of the Company $               of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Shareholders who have requested redemption of their Ordinary Shares. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated memorandum and articles of association or

(B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

Very truly yours, Target Global Acquisition I Corp.

By:
Name:
Title:

cc: UBS Securities LLC”

(i) Effective as of the execution hereof, Exhibit E of the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: [       ]

Re: Trust Account – Extension Letter

Mr./Ms. [       ]:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of        , 2021, as amended (the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from            to                (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[          ], which will be wired to you, into the Trust Account investments upon receipt.

This is the _________________of up to six Extension Letters.

Very truly yours, Target Global Acquisition I Corp.

By:
Name:
Title:

cc: UBS Securities LLC”

2. No Further Amendment. The parties hereto agree that except as provided in this

Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

3. References.

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby), and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to December 8, 2021.

(b) All references to the “amended and Restated Articles of incorporation” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the Restated Articles.

4. Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New

York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS- CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

5. Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Other Miscellaneous Terms. The provisions of Sections 6(g) and 6(i) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

TARGET GLOBAL ACQUISITION I CORP.

By:	/s/ Shmuel Chafets
	Name:	Shmuel Chafets
	Title:	Chief Executive Officer

[Signature Page to Amendment to IMTA]